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                                                          Exhibit 23.1


            Consent of Independent Registered Public Accounting Firm


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Amendment No. 4 to Form S-3) and related Prospectus of Wild Oats Markets, Inc. for the registration of $115,000,000 of its 3.25% Convertible Senior Debentures due 2034 and to the incorporation by reference therein of our report dated March 31, 2005, with respect to the consolidated financial statements of Wild Oats Markets, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended January 1, 2005, and our report dated April 29, 2005, with respect to Wild Oats Markets, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Wild Oats Markets, Inc. as of January 1, 2005 included in its Annual Report (Form 10-K/A) for the year ended January 1, 2005, each filed with the Securities and Exchange Commission.


                                                  /s/ Ernst & Young LLP


Denver, Colorado
August 23, 2005